Registration No. [•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	36-2495346
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices)

DARLING INTERNATIONAL INC. 2012 OMNIBUS INCENTIVE PLAN
(Full Title of the Plan)

JOHN F. STERLING
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(972) 717-0300
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	11,066,544	$14.31	$158,362,245	$18,149

(1)
The securities to be registered are issuable under the Darling International Inc. 2012 Omnibus Incentive Plan. Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale prices of the common stock of Darling International Inc. as reported on the New York Stock Exchange on May 25, 2012.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the Darling International Inc. 2012 Omnibus Incentive Plan as specified under Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). Such documents are not required to be, and are not being, filed by Darling International Inc. (together with its subsidiaries, the “Company”) with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) are incorporated herein by reference:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 29, 2012.

(b)
All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (Commission File No. 001-13323).*

(c)
The description of the Company's common stock, par value $0.01 per share (the “Common Stock”) contained in the Company's registration statement on Form 8-A (Registration No. 0-246201), filed September 4, 1997, as amended, and including any amendment or report filed for the purpose of updating such description.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
         John F. Sterling who is providing the opinion of counsel in connection with this Registration Statement is an executive vice-president and general counsel of the Company and participates in the Company's employee compensation programs.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of officers and directors of a corporation under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

Article Eleven, Section 1, of the Company's Restated Certificate of Incorporation (the “Certificate”) provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Certificate provides that, pursuant to Delaware law, the Company's directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for any transactions from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law.

The Company has entered into indemnification agreements with each of its directors and executive officers and purchased directors' and officers' liability insurance. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in the indemnification agreement, the Company shall not indemnify any such director or executive officer seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by such person unless the initiation thereof was authorized in the specific case by the Board of Directors of the Company or the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law. The indemnification agreements provide for the Company to advance to the individual any and all expenses (including attorneys' fees) incurred in defending any proceeding in advance of the final disposition thereof.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed May 23, 2002 and incorporated herein by reference).

4.2
Certificate of Amendment of Restated Certificate of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K filed March 2, 2011 and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed December 12, 2008 and incorporated herein by reference).

5	Opinion of John F. Sterling.*

23.1	Consent of KPMG LLP.*

23.2	Consent of John F. Sterling (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

99	Darling International Inc. 2012 Omnibus Incentive Plan.*

*	Filed herewith.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 31, 2012.

DARLING INTERNATIONAL INC.
By:	/s/ John O. Muse
Executive Vice President -
Finance and Administration (Principal Financial Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Darling International Inc. hereby appoints Randall C. Stuewe and John O. Muse, and each of them, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Randall C. Stuewe	Chairman and Chief Executive Officer	May 31, 2012
Randall C. Stuewe	(Principal Executive Officer)

/s/ John O. Muse	Executive Vice President -	May 31, 2012
John O. Muse	Finance and Administration
(Principal Financial Officer)
/s/ O. Thomas Albrecht	Director	May 31, 2012
O. Thomas Albrecht

/s/ D. Eugene Ewing	Director	May 31, 2012
D. Eugene Ewing

/s/ Charles Macaluso	Director	May 31, 2012
Charles Macaluso

/s/ John D. March	Director	May 31, 2012
John D. March

/s/ Michael Rescoe	Director	May 31, 2012
Michael Rescoe

/s/ Michael Urbut	Director	May 31, 2012
Michael Urbut

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed May 23, 2002 and incorporated herein by reference).

4.2
Certificate of Amendment of Restated Certificate of Incorporation of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K filed March 2, 2011 and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed December 12, 2008 and incorporated herein by reference).

5	Opinion of John F. Sterling.*

23.1	Consent of KPMG LLP.*

23.2	Consent of John F. Sterling (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

99	Darling International Inc. 2012 Omnibus Incentive Plan.*

*	Filed herewith.